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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12(b) OR (g) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

                           STRUCTURED PRODUCTS CORP.
                            ------------------------
             (Exact name of registrant as specified in its charter)

                Delaware                                  13-3692801
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(State of incorporation or organization)       (IRS Employer Identification No.)

          390 Greenwich Street
          New York, New York                               10013
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(Address of principal executive offices)                (Zip Code)

If this form relates to the               If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective pursuant    Exchange Act and is effective pursuant
to General Instruction A. (c), please     to General Instruction A. (d), please
check the following box. [x]              check the following box. [ ]


       Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class                     Name of Each Exchange on Which
      to be so Registered                     Each Class is to be Registered
      -------------------                     ------------------------------

23,000,000 TIERS(r) Principal-Protected
Minimum Return Trust Certificates,
Series Nasdaq 2003-13 with a principal
amount of $230,000,000
        (the "Certificates")                      American Stock Exchange
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       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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 Item 1.  Description of Registrant's Securities to be Registered.
          --------------------------------------------------------

          The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Summary Information-Q&A"; "Risk Factors"; "Description of the Certificates"; "Certain ERISA Considerations"; and "United States Federal Income Tax Considerations" in Registrant's Prospectus Supplement related to the TIERS(r) Principal-Protected Minimum Return Trust Certificates, Series Nasdaq 2003-13, which Prospectus Supplement is hereby deemed to be incorporated by reference into this Form 8-A, a copy of which Prospectus Supplement is to be filed pursuant to Rule 424(b) under the Securities Act as of the date such Prospectus Supplement is to be filed, and "Risk Factors" and "Description of Certificates" in Registrant's Prospectus, dated May 19, 2003, which description is incorporated herein by reference.

Item 2.  Exhibits.
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                 1.   Certificate of Incorporation of Structured Products Corp.
is set forth as Exhibit 3.1 to Registration Statement No. 333-89080 on Form S-3 (the "Registration Statement") and is incorporated herein by reference.

                 2. By-laws, as amended, of Structured Products Corp. are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

                 3.   Form of Corporate Trust Agreement is set forth as Exhibit
4.3 to the Registration Statement and is incorporated herein by reference.

                 4. Form of the Prospectus is attached to the Registration Statement and is incorporated herein by reference.

                 5. Form of the Preliminary Prospectus Supplement dated on or about June 12, 2003 related to the TIERS(r) Principal-Protected Minimum Return Trust Certificates, Series Nasdaq 2003-13, which was filed with the Securities and Exchange Commission on June 13, 2003, pursuant to Rule 424(b)(5) under the Securities Act of 1933, and is incorporated herein by reference.



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                                   SIGNATURE


            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                               STRUCTURED PRODUCTS CORP.

Date:   July 23, 2003


                                               By:  /s/ John W. Dickey
                                                  ------------------------
                                                  John W. Dickey
                                                  Authorized Signatory





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